EXHIBIT 99.2

Restaurant Brands International Inc.
Announces
Pricing of Secondary Offering of Common Shares

TORONTO, ON, August 16, 2023 /CNW/ - Restaurant Brands International Inc. (“RBI” or the “Company”) (TSX/NYSE: QSR) announced today that an underwritten registered public offering (the “offering”) of up to 7,136,149 common shares commenced by HL1 17 LP ("the Selling Shareholder"), an affiliate of 3G Capital Partners Ltd. (“3G Capital”), had priced. These common shares relate to the exchange notice received by Restaurant Brands International Limited Partnership (“RBI LP”) from the Selling Shareholder, to exchange 7,136,149 Class B exchangeable limited partnership units of RBI LP (the “Exchangeable Units”). RBI LP intends to satisfy this notice with the delivery of an equal number of common shares of RBI (the “Exchange”).

In connection with the offering, the Selling Shareholder entered into a forward sale agreement with BofA Securities (the “forward counterparty”) with respect to up to 7,136,149 common shares. In connection with the forward sale agreement, the forward counterparty or its affiliates are expected to borrow and sell through the underwriter 4,136,156 common shares in the offering, and in addition to sell through the underwriter up to 2,999,993 common shares in the offering to the extent a current investor that has indicated an interest in purchasing such shares completes such purchase. The Selling Shareholder is expected to physically settle the forward sale agreement by delivering to the forward counterparty the number of common shares sold in the registered public offering. Upon settlement of the forward sale agreement, the Selling Shareholder will receive, in cash, the public offering price of the aggregate number of RBI common shares sold in the offering, less underwriting discounts and commissions, subject to certain adjustments as provided in the forward sale agreement. The settlement of the forward sale agreement and the Exchange is expected to occur on or before September 5, 2023.

RBI will not sell any common shares in the offering and will not receive any proceeds from the sale of the common shares. The aggregate number of Exchangeable Units and RBI common shares will not change as a result of the transactions.

BofA Securities is acting as sole book-running manager in the offering. BofA Securities may offer the common shares in the offering from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

The offering is expected to close on August 21, 2023, though a portion of the offering may close at any time prior to settlement of the Exchange, in each case subject to customary closing conditions.

The offering is being made pursuant to an effective shelf registration statement (containing a prospectus) filed with the U.S. Securities & Exchange Commission (the “SEC”). A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. A copy of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte NC 28255-001, Attention: Prospectus Department, or by e-mail at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction. Neither the final prospectus supplement nor the accompanying prospectus relating to the offering constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered thereunder in Canada.

Contacts

Investors: investor@rbi.com

Media: media@rbi.com

About Restaurant Brands International, Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 100 countries. RBI owns four of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations regarding the exchange of the Exchangeable Units for common shares of the Company. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.